Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Galaxy Gaming, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2015 filed with the Securities and Exchange Commission (the “Report”), I, Robert Saucier, Chief Executive Officer of the Company, and I, Gary A. Vecchiarelli, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
2.

The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Robert Saucier
Name:	Robert Saucier
Title:	Principal Executive Officer, Principal Financial Officer and Director
Date:	November 16, 2015

By:	/s/ Gary A. Vecchiarelli
Name:	Gary A. Vecchiarelli
Title:	Principal Financial Officer and Director
Date:	November 16, 2015

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.